UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts		01851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger, dated as of November 5, 2013 (the “Merger Agreement”), with Micro Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Mindspeed Technologies, Inc., a Delaware corporation (“Mindspeed”). In accordance with the terms of the Merger Agreement, on November 19, 2013, the Company and Merger Sub commenced a tender offer (the “Offer”) for all of Mindspeed’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $5.05 per Share (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding taxes.

The Offer expired at 12:00 midnight, New York City time, at the end of December 17, 2013. Based on information provided by Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration of the Offer, approximately 30,773,328 Shares were validly tendered and not withdrawn in the Offer, representing approximately 70.1 percent of outstanding Shares. Accordingly, the condition to the tender offer that there be validly tendered and not withdrawn at least a majority of Mindspeed’s outstanding shares has been satisfied. All conditions to the Offer having been satisfied, Merger Sub accepted for payment, and expects to promptly pay for, all Shares validly tendered into and not withdrawn from the Offer.

Also, on December 18, 2013, Merger Sub merged with and into Mindspeed, with Mindspeed surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share not acquired in the Offer (other than (i) Shares then held by the Company, Merger Sub, Mindspeed or their respective subsidiaries, (ii) Shares that are held by any stockholders of Mindspeed who properly demanded appraisal rights in connection with the Merger under Delaware law and (iii) shares of unvested restricted stock of Mindspeed assumed by the Company in connection with the Merger) was converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes. Following the Merger, the Shares will be delisted and cease to be traded on the NASDAQ Global Market.

The Company funded the payment of Shares validly tendered in the Offer and pursuant to the Merger from a combination of the Company’s available cash together with draws on its existing revolving credit facility, as previously disclosed.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 5, 2013, which is incorporated herein by reference.

Item 8.01.	Other Events.

On December 18, 2013, the Company issued a press release announcing the expiration and results of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 5, 2013, by and among M/A-COM Technology Solutions Holdings, Inc., Micro Merger Sub, Inc. and Mindspeed Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 5, 2013).*

99.1	Press Release dated December 18, 2013.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: December 18, 2013	By:	/s/ John Croteau
John Croteau
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 5, 2013, by and among M/A-COM Technology Solutions Holdings, Inc., Micro Merger Sub, Inc. and Mindspeed Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 5, 2013).*

99.1	Press Release dated December 18, 2013.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.